Exhibit 3.15

FAIRPOINT BROADBAND, INC. (F/K/A MJD HOLDINGS CORP.)

BY-LAWS

ARTICLE I
OFFICES

Section 1.               The registered office of the corporation shall be at such place in the State of Delaware as shall be designated by the board of directors.

Section 2.              The principal office for the transaction of the business of the corporation shall be at such location, within or without the State of Delaware, as shall be designated by the board of directors.

Section 3.               The corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
MEETING OF STOCKHOLDERS

Section 1.              The annual meetings of stockholders shall be held on such date and at such place as the board of directors shall determine by resolution for the election of directors and for such other business as may properly be brought before the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice hereof.

Section 2.              Written or printed notice of every meeting of stockholders stating the hour, date and place thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be served upon or mailed, not less than ten (10) and not more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat, at his address as it appears upon the stock records of the Corporation.

Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not object to the holding of such meeting for lack of proper notice, or if every absent stockholder entitled to such notice shall waive such notice in writing, filed with the records of the meeting either before or after the holding thereof.

Section 3.              The Board, in advance of any stockholder’s meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or if inspectors shall not have been so appointed, the person presiding at a stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors, if so appointed, shall determine the number of shares of capital stock outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. No director or candidate for office shall act as an inspector of an election of directors.

Section 4.              The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open at the place where said election is to be held for ten days, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 5.              Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.              Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.              The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority the stockholders entitled to vote thereat, present, in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.              When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.              Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

Section 10.            Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III
DIRECTORS

Section 1.              The number of directors shall be fixed at not less than one (1) nor more than seven (7), none of whom needs to be a stockholder. The Board shall initially be composed of five (5) directors. Within the limits specified above, the number of directors shall be fixed from time to time by the Board.

The Board shall be elected by the stockholders at their annual meeting, except as provided in Section 4 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2.              Any director of the Corporation may resign at any time by giving written notice to the Board or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.              The holders of record of the capital stock of the Corporation entitled to vote for the election of directors may in their discretion at any meeting duly called for the purpose, by a majority vote, remove any director or director for or without cause and elect a new director or directors in place thereof.

Section 4.              Vacancies and newly created directorships resulting from any increases in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors arc duly elected and shall qualify, unless sooner displaced.

Section 5.              The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETING OF THE BOARD OF DIRECTORS

Section 6.              The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7.              The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting or as shall be specified in a written waiver signed by all of the directors.

Section 8.              Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 9.              Special meetings of the board of directors may be called by the president or secretary on the written request of two directors. Written notice of special meetings of the board of directors shall be given to each director at least three days before the date of the meeting.

Section 10.            At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11.            Whenever the vote of the board of directors at a meeting thereof is required or permitted to be taken in connection with an corporate action by any provision of the statutes or of the certificate of incorporation, the meeting and vote of the board of directors may be dispensed with, if all the directors who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

Section 12.            Unless otherwise restricted by the Certificate of Incorporation, members of the Board may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 13.            The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of three or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 14.             The committees shall keep regular minutes of their proceedings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 15.            The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
NOTICES

Section 1.              Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

Section 2.              Whenever any notice is required to be given under the provisions of the statutes or of the certificates of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.              The Board shall elect a President and a Secretary and, in their discretion, may elect one or more Vice Presidents and a Treasurer as deemed necessary or appropriate. Such officers shall be elected initially at the first meeting of the Board and thereafter, at the annual meeting of the Board held after each annual meeting of stockholders, none of whom need be a member of the board. Each officer shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. The powers and duties of more than one office may be exercised and performed by the same person.

Section 2.               The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3.              The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4.              Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

THE PRESIDENT

Section 5.              The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall sec that all orders and resolutions of the board of directors are carried into effect.

Section 6.              He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENT

Section 7.              The vice-presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 8.              The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

Section 9.              The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 10.             The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate records of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 11.            He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 12.            If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13.            The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 14.            The President, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 15.            In the absence, disability or refusal of any officer to exercise and perform his duties, the Board may delegate all or any of the powers and duties of any officer to any other officer.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1.              Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the designations, preferences, and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock.

Section 2.              Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

LOST CERTIFICATES

Section 3.              The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

Section 4.              Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

Section 5.              The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent to stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or entitled to receive payment rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is so fixed, the record date shall be determined by applicable law.

REGISTERED STOCKHOLDERS

Section 6.              The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
GENERAL PROVISIONS

DIVIDENDS

Section 1.              Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.              Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to rneet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

FISCAL YEAR

Section 3.               The fiscal year of the corporation shall be the calendar year unless another fiscal year is fixed by resolution of the board of directors.

SEAL

Section 4.              The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The Seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

INDEMNIFICATION

Section 5.              To the extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as now in effect and as from time to time amended, or any successor provisions thereto, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not such action is an action by or in the right of the corporation to procure a judgement in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE VIII
AMENDMENTS

Section 1.              These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board. By-Laws adopted by the Board may be amended or repealed by stockholders.